SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2005

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware

0-25581

06-1528493

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

(a) Restricted stock grants.  On February 1, 2005, priceline.com Incorporated (“priceline.com” or the “Company”) made a broad based grant of restricted stock to its employees, including the Company’s senior executives.  Attached are exhibits of the form grant agreements.

(b) Employment Agreements.

(i) Jeffery H. Boyd.  On February 7, 2005, the Company and Jeffery H. Boyd, the Company’s Chief Executive Officer, executed an employment agreement, the material terms of which are summarized below.  The employment agreement replaces and supercedes all prior agreements between the Company and Mr. Boyd.

Term and Position.  The agreement with Mr. Boyd has an initial term of two years, which will automatically be extended for successive one-year terms unless the Company or Mr. Boyd provide at least 90 days written notice that the term will not be so extended, and provides that during the term of the agreement Mr. Boyd will serve as a member of the Company’s board of directors.  The agreement with Mr. Boyd provides for a minimum salary of $400,000 per year, and that Mr. Boyd will be eligible to participate at a level commensurate with his position in the Company’s annual bonus and long-term compensation plans generally made available to the Company’s senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to comparable senior executives of the Company.

Termination without “Cause” or for “Good Reason”(No “Change in Control”).  In the event of a termination of Mr. Boyd’s employment by the Company without “Cause” (as described below) or by Mr. Boyd for “Good Reason” (as described below), in either case other than during the three-year period following a “Change in Control” of the Company (as defined in the agreement with Mr. Boyd), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for two years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company;

(4) the portion of any outstanding Company stock options held by Mr. Boyd that would have otherwise vested with the passage of time during the one-year period following his termination of employment had he remained employed with the Company will be immediately vested, and each outstanding vested Company stock option held by Mr. Boyd will remain exercisable until the earlier of eighteen months following the date of termination of employment or the expiration of the option’s original term; and

(5) each outstanding grant of restricted stock held by Mr. Boyd will deemed to be vested on a pro-rata basis based on the time of the applicable restricted period that has elapsed through the date of his termination of employment, but only to the extent that this would result in a greater number of shares of Company common stock vesting than would otherwise apply under the existing terms of the restricted stock grant.

Termination without “Cause” or for “Good Reason” (“Change in Control”). In the event of a termination of Mr. Boyd’s employment by the Company without “Cause” (as described below) or by Mr. Boyd for “Good Reason” (as described below), in either case during the three-year period following a “Change in Control” of the Company (as defined in the agreement with Mr. Boyd)  (including any such termination of employment prior to a “Change in Control” at the request of a third party effecting the “Change in Control”), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1) a lump sum cash severance payment equal to three times his base salary and target bonus;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for three years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

(4) all outstanding Company stock options and restricted stock held by Mr. Boyd will be immediately vested, and all such Company stock options will remain exercisable until the earlier of 36 months following the date of termination of employment or the expiration of the option’s original term.

The agreement with Mr. Boyd provides that to the extent that any installment payments of severance would result in the imposition of the additional income tax pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, the Company and Mr. Boyd will negotiate in good faith an alternative arrangement that will provide him with payments that are equivalent in value to the value of such payments but would not be subject to such additional income tax, provided that the Company will pay Mr. Boyd the discounted present value of such payments in a lump sum on the latest date permitted pursuant to guidance from the Internal Revenue Service that would avoid the imposition of such additional income tax.  In addition, to the extent that the extension of the period during which Mr. Boyd may exercise his stock options following termination of employment would result in the imposition of the additional income tax pursuant to Section 409A, Mr. Boyd’s consent to such extension is required.

Treatment of May 2001 Options.  The agreement with Mr. Boyd provides that the options to acquire 266,666 shares of the Company’s common stock (at an exercise price of $30.66 per share) that were granted in May 25, 2001 pursuant to the Company’s 1999 Omnibus Plan, will expire eighteen months after the termination of Mr. Boyd’s employment as a result of his death or disability, termination by the Company without “Cause” (as defined below), termination by Mr. Boyd for “Good Reason” (as defined below) or the Company’s failure to extend the term of the employment agreement (or 90 days after termination of Mr. Boyd’s employment as a result of a termination by the Company for “Cause” (as defined below), termination by Mr. Boyd without “Good Reason” (as defined below) or Mr. Boyd’s failure to extend the term of the employment agreement), but in no event later than May 25, 2011.

Other.  Mr. Boyd’s employment agreement includes certain non-compete, non-solicitation and non-disparagement provisions.  In addition, subject to certain limitations, if severance remuneration payable under the agreement is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and Mr. Boyd becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to him in an amount such that Mr. Boyd will be in the same after-tax economic position as if such excise tax were not imposed.

(ii) Chris Soder.  On February 7, 2005, the Company and Chris Soder, the Company’s Executive Vice President, Lodging and Vacation Products, executed an employment agreement, the material terms of which are summarized below.  The employment agreement replaces and supercedes all prior agreements between the Company and Mr. Soder.

Term and Position.  The agreement with Mr. Soder has an initial term of two years, which will automatically be extended for successive one-year terms unless the Company or Mr. Soder provide at least 90 days written notice that the term will not be so extended.  The agreement with Mr. Soder provides for a minimum salary of $300,000 per year, and that Mr. Soder will be eligible to participate at a level commensurate with his position in the Company’s annual bonus and long-term compensation plans generally made available to the Company’s senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to comparable senior executives of the Company.

Termination without “Cause” or for “Good Reason”.  In the event of a termination of Mr. Soder’s employment by the Company without “Cause” (as described below) or by Mr. Soder for “Good Reason” (as described below), then Mr. Soder will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if Mr. Soder were an employee of the Company, provided that, if such termination is after a “Change in Control” (as the term is defined in the agreement with Mr. Soder) the period of benefit continuation will be twenty-four months.

The agreement with Mr. Soder provides that to the extent that any installment payments of severance would result in the imposition of the additional income tax pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, the Company and Mr. Soder will negotiate in good faith an alternative arrangement that will provide him with payments that are equivalent in value to the value of such payments but would not be subject to such additional income tax, provided that the Company may elect to pay Mr. Soder the discounted present value of such payments in a lump sum on the latest date permitted pursuant to guidance from the Internal Revenue Service that would avoid the imposition of such additional income tax.

Other.  Subject to certain limitations, if severance remuneration payable under the agreement is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and Mr. Soder becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to him in an amount such that Mr. Soder will be in the same after-tax economic position as if such excise tax were not imposed.  In addition, the terms of the grant of certain shares of restricted common stock made to Mr. Soder on February 1, 2005, include certain non-compete, non-solicitation and non-disparagement provisions.

The term “cause”, as used in the employment agreements described above, includes, among other things, (i) willful misconduct by such executive with regard to the Company which has a material adverse effect on the Company; (ii) the willful refusal of such executive to attempt to follow the proper written direction of the Board of Directors, or, in Mr. Soder’s case, a more senior officer of the Company, provided that the foregoing refusal shall not be “cause” if such executive in good faith believes that such direction is illegal, unethical or immoral and promptly so notifies the Board of Directors or the more senior officer (whichever is applicable); (iii) substantial and continuing willful refusal by such executive to attempt to perform the duties required of him (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to such executive by the Board of Directors or, in Mr. Soder’s case, a more senior officer of the Company, which specifically identifies the manner in which it is believed that such executive has substantially and continually refused to attempt to perform his duties; or (iv) such executive being convicted of a felony (other than a felony involving a traffic violation or as a result of vicarious liability).  A notice by the Company of a non-renewal of the employment agreement will be considered an involuntary termination of such executive without “cause”.  A notification of a termination for “cause” from the Company to such executive must include a copy of a resolution duly adopted by at least two-thirds (2/3) of the entire membership of the Board of Directors at a meeting of the Board of Directors which was called for the purpose of considering such termination and which such executive and his representative had the right to attend and address the Board of Directors, finding that, in the good faith of the Board of Directors, such executive engaged in conduct set forth in the definition of “cause” above and specifying the particulars thereof in reasonable detail.

The term “good reason”, as used in the employment agreements described above, includes, among other things, (i) any material diminution of such executive’s positions, duties or responsibilities (except in each case in connection with the termination of such executive’s employment for “cause” or disability or as a result of such executive’s death, or temporarily as a result of such executive’s illness or other absence), or, the assignment to such executive of duties or responsibilities that are inconsistent with such executive’s then position; (ii) removal of, or the non-reelection of, such executive from the officer position with the Company specified in the employment agreement without election to a higher position or removal of such executive from any of his then officer position; (iii) a relocation of the Company’s executive office in Connecticut  to a location more than thirty-five (35) miles from its current location or more than thirty-five (35) miles further from such executive’s residence at the time of relocation; (iv) a failure by the Company (A) to continue any bonus plan, program or arrangement in which such executive is entitled to participate (the “Bonus Plans”), provided that any such Bonus Plans may be modified at the Company’s discretion from time to time but shall be deemed terminated if (x) any such plan does not remain substantially in the form in effect prior to such modification and (y) if plans providing such executive with substantially similar benefits are not substituted (“Substitute Plans”), or (B) to continue such executive as a participant in the Bonus Plans and Substitute Plans on at least the same basis as to potential amount of the bonus as such executive participated in prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans; (v) any material breach by the Company of any provision of the employment agreement; or (vi) failure of any successor to the Company to assume in a writing delivered to such executive upon the assignee becoming such, the obligations of the Company under the employment agreement.

C.	Exhibits

10.82 Employment Agreement, dated February 7, 2005, by and between Jeffery H. Boyd and priceline.com Incorporated

10.83 Employment Agreement, dated February 7, 2005, by and between Chris Soder and priceline.com Incorporated

10.84 Form of Base Restricted Stock Agreement (U.S.)

10.85 Form of Base Restricted Stock Agreement (U.K.)

10.86 Form of Restricted Stock Agreement with covenants (U.S.)

10.87 Restricted Stock Agreement, between Jeffery H. Boyd and priceline.com Incorporated

10.88 Restricted Stock Agreement, between Robert J. Mylod, Jr. and priceline.com Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
President and Chief Executive Officer

Dated: February 7, 2005

Exhibit Index

Exhibit No.	Description

10.82	Employment Agreement, dated February 7, 2005, by and between Jeffery H. Boyd and priceline.com Incorporated

10.83	Employment Agreement, dated February 7, 2005, by and between Chris Soder and priceline.com Incorporated

10.84	Form of Base Restricted Stock Agreement (U.S.)

10.85	Form of Base Restricted Stock Agreement (U.K.)

10.86	Form of Restricted Stock Agreement with covenants (U.S.)

10.87	Restricted Stock Agreement, between Jeffery H. Boyd and priceline.com Incorporated

10.88	Restricted Stock Agreement, between Robert J. Mylod, Jr. and priceline.com Incorporated